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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-11481 and No. 333-11843 of Sound Source Interactive, Inc. on Form S-8 of our report dated October 2, 1997, appearing in this Annual Report on Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1997.


By:  /s/ DELOITTE & TOUCHE LLP
     -------------------------
         DELOITTE & TOUCHE LLP

Los Angeles, California
October 7, 1997